Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement of CFO Consultants, Inc. on Form SB-2 of our report dated, January 17, 2008 relating to the consolidated financial statements of CFO Consultants, Inc. for the period ending January 17, 2008.

/s/ Sarah Jenkins

The Blackwing Group, LLC

Independence, MO

March 19, 2008